NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact: Craig Howie
Executive Vice President and Chief Financial Officer
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Third Quarter 2018 Results

HAMILTON, Bermuda – October 29, 2018 -- Everest Re Group, Ltd. (NYSE: RE) today reported third quarter 2018 net income of $205.6 million, or $5.02 per diluted common share, compared to net loss of $639.4 million, or $15.73 per common share for the third quarter of 2017.  After-tax operating income1 was $167.5 million, or $4.09 per diluted common share, for the third quarter of 2018, compared to after-tax operating loss¹ of $623.7 million, or $15.35 per common share, for the same period last year.

For the nine months ended September 30, 2018, net income was $485.8 million, or $11.83 per diluted common share, compared to net loss of $102.1 million, or $2.51 per common share, for the nine months ended September 30, 2017.  After-tax operating income¹ was $427.6 million, or $10.41 per diluted common share, compared to after-tax operating loss¹ of $122.8 million or $3.03 per common share, for the same period in 2017.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "Everest generated an annualized, net income return on equity for the quarter of 10%, despite the previously announced catastrophe losses.  The underlying results were quite strong with an attritional combined ratio of 85.8% year to date as a result of our diversified portfolio."

Effective this year, the Company changed its reporting of operating income, a non-GAAP financial measure.  Historically operating income represented net income, excluding realized capital gains and losses and the tax impact related to the enactment of the Tax Cuts and Jobs Act in 2017.  Starting in first quarter 2018, the Company further adjusted operating income to exclude foreign exchange gains and losses as it believes the impact of foreign currency movements on income is not indicative of the performance of the underlying business in a particular period.

Operating highlights for the third quarter of 2018 included the following:

•
Gross written premiums for the quarter were $2.2 billion, an increase of 8% compared to the third quarter of 2017.  Worldwide reinsurance premiums were up 7% to $1.7 billion, with growth across each segment primarily driven by increased casualty and property pro-rata premium, rate improvement, increased shares on existing business and profitable new opportunities.  Direct insurance premiums were up 8%, from third quarter 2017, to $517.3 million, continuing with the diversified growth trends noted in recent years.

•
The combined ratio was 100.0% for the quarter compared to 163.6% in the third quarter of 2017.  Excluding catastrophe losses, reinstatement premiums and the favorable prior period loss development, the current quarter attritional combined ratio was 86.8% compared to 85.5% in the same period last year.

•
Catastrophe losses, net of reinsurance, amounted to $240.0 million in the quarter, primarily related to the 2018 losses from Hurricane Florence, Typhoon Jebi, Typhoon Trami, California wildfires and Japan floods.

•	Net investment income increased 18% for the quarter to $161.4 million.
•	Net after-tax realized gains amounted to $43.6 million and net after-tax unrealized capital losses were $20.9 million, for the quarter.
•	Cash flow from operations was $543.6 million for the nine months ended September 30, 2018 compared to $1,044.2 million for the same period in 2017.
•
During the third quarter, the Company purchased 229,432 shares at a total cost of $50.0 million.  The repurchases were made pursuant to a share repurchase authorization, provided by the Company's Board of Directors, under which there remains 1.4 million shares available.

•
Shareholders' equity ended the quarter at $8.3 billion compared to $8.4 billion at year end 2017.  Book value per share was down slightly from $204.95 at December 31, 2017 to $204.91 at September 30, 2018.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws.  These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries:  Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), dac, provides reinsurance to non-life insurers in Europe. Everest Insurance® refers to the primary insurance operations of Everest Re Group, Ltd., and its affiliated companies which offer property, casualty and specialty lines insurance on both an admitted and non-admitted basis in the U.S. and internationally.  The Company also operates within the Lloyd's insurance market through Syndicate 2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors that provide reinsurance for property catastrophe risks.  Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the third quarter results will be held at 10:30 a.m. Eastern Time on October 30, 2018. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results.  The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center".  The supplemental financial information may also be obtained by contacting the Company directly.
___________________________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related  to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2018		2017		2018		2017
		(unaudited)				(unaudited)

		Per Diluted		Per		Per Diluted		Per
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$205,613	$5.02	$(639,374)	$(15.73)	$485,826	$11.83	$(102,057)	$(2.51)
After-tax net realized capital gains (losses)	43,554	1.06	28,246	0.70	34,718	0.85	78,580	1.94
After-tax net foreign exchange income (expense)	(5,435)	(0.13)	(43,964)	(1.08)	23,524	0.57	(57,789)	(1.42)

After-tax operating income (loss)	$167,494	$4.09	$(623,656)	$(15.35)	$427,584	$10.41	$(122,848)	$(3.03)

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

Return on equity calculations use adjusted shareholders' equity excluding net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2018	2017	2018	2017
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,731,479	$1,598,875	$5,080,724	$4,280,653
Net investment income	161,363	136,973	440,979	393,770
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(3,825)	(1,485)	(4,783)	(5,188)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	58,629	43,020	50,462	124,719
Total net realized capital gains (losses)	54,804	41,535	45,679	119,531
Net derivative gain (loss)	2,225	2,656	5,485	6,052
Other income (expense)	(5,458)	(54,568)	9,642	(59,146)
Total revenues	1,944,413	1,725,471	5,582,509	4,740,860

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,251,858	2,210,082	3,650,349	3,842,145
Commission, brokerage, taxes and fees	381,401	333,113	1,122,442	915,338
Other underwriting expenses	97,942	73,145	287,325	227,901
Corporate expenses	7,890	5,932	23,519	21,308
Interest, fees and bond issue cost amortization expense	7,901	7,266	23,047	24,289
Total claims and expenses	1,746,992	2,629,538	5,106,682	5,030,981

INCOME (LOSS) BEFORE TAXES	197,421	(904,067)	475,827	(290,121)
Income tax expense (benefit)	(8,192)	(264,693)	(9,999)	(188,064)

NET INCOME (LOSS)	$205,613	$(639,374)	$485,826	$(102,057)

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(22,282)	(5,671)	(254,682)	18,745
Reclassification adjustment for realized losses (gains) included in net income (loss)	1,417	(5,537)	(7,106)	(16,729)
Total URA(D) on securities arising during the period	(20,865)	(11,208)	(261,788)	2,016

Foreign currency translation adjustments	(5,930)	77,564	(51,883)	125,124

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,816	1,369	5,446	5,377
Total benefit plan net gain (loss) for the period	1,816	1,369	5,446	5,377
Total other comprehensive income (loss), net of tax	(24,979)	67,725	(308,225)	132,517

COMPREHENSIVE INCOME (LOSS)	$180,634	$(571,649)	$177,601	$30,460

EARNINGS PER COMMON SHARE:
Basic	$5.04	$(15.73)	$11.89	$(2.51)
Diluted	5.02	(15.73)	11.83	(2.51)

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2018	2017
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$14,655,484	$14,756,834
(amortized cost: 2018, $14,870,380; 2017, $14,689,598)
Fixed maturities - available for sale, at fair value	2,373	-
Equity securities, at market value (cost: 2018, $0; 2017, $130,287)	-	129,530
Equity securities, at fair value	1,166,540	963,572
Short-term investments (cost: 2018, $693,117; 2017, $509,682)	693,111	509,682
Other invested assets (cost: 2018, $1,508,629; 2017, $1,628,753)	1,508,629	1,631,850
Cash	639,761	635,067
Total investments and cash	18,665,898	18,626,535
Accrued investment income	102,778	97,704
Premiums receivable	2,097,259	1,844,881
Reinsurance receivables	1,738,706	1,348,226
Funds held by reinsureds	369,503	292,927
Deferred acquisition costs	460,216	411,587
Prepaid reinsurance premiums	374,102	288,211
Income taxes	266,464	299,438
Other assets	335,931	382,283
TOTAL ASSETS	$24,410,857	$23,591,792

LIABILITIES:
Reserve for losses and loss adjustment expenses	$12,390,153	$11,884,321
Future policy benefit reserve	47,871	51,014
Unearned premium reserve	2,351,312	2,000,556
Funds held under reinsurance treaties	17,563	18,030
Other net payable to reinsurers	289,961	218,017
4.868% Senior notes due 6/1/2044	396,924	396,834
6.6% Long term notes due 5/1/2067	236,634	236,561
Accrued interest on debt and borrowings	7,869	2,727
Equity index put option liability	6,993	12,477
Unsettled securities payable	103,682	38,743
Other liabilities	232,882	363,280
Total liabilities	16,081,844	15,222,560

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2018) 69,198
and (2017) 69,044 outstanding before treasury shares	692	691
Additional paid-in capital	2,182,594	2,165,768
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of ($17,384) at 2018 and $9,356 at 2017	(470,317)	(160,891)
Treasury shares, at cost; 28,551 shares (2018) and 28,208 shares (2017)	(3,397,548)	(3,322,244)
Retained earnings	10,013,592	9,685,908
Total shareholders' equity	8,329,013	8,369,232
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,410,857	$23,591,792

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(Dollars in thousands)	2018	2017
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$485,826	$(102,057)
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(264,556)	(564,080)
Decrease (increase) in funds held by reinsureds, net	(78,514)	(4,742)
Decrease (increase) in reinsurance receivables	(430,839)	(245,275)
Decrease (increase) in income taxes	59,034	(247,571)
Decrease (increase) in prepaid reinsurance premiums	(92,174)	(109,913)
Increase (decrease) in reserve for losses and loss adjustment expenses	591,385	1,927,538
Increase (decrease) in future policy benefit reserve	(3,143)	(795)
Increase (decrease) in unearned premiums	364,299	389,731
Increase (decrease) in other net payable to reinsurers	79,219	59,356
Increase (decrease) in losses in course of payment	98,947	137,805
Change in equity adjustments in limited partnerships	(88,377)	(54,155)
Distribution of limited partnership income	69,078	36,859
Change in other assets and liabilities, net	(251,472)	(116,620)
Non-cash compensation expense	25,791	23,011
Amortization of bond premium (accrual of bond discount)	24,804	34,657
Net realized capital (gains) losses	(45,679)	(119,531)
Net cash provided by (used in) operating activities	543,629	1,044,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,444,452	1,619,552
Proceeds from fixed maturities sold - available for sale, at market value	1,756,139	1,691,937
Proceeds from fixed maturities sold - available for sale, at fair value	1,751	-
Proceeds from equity securities sold, at market value	-	18,802
Proceeds from equity securities sold, at fair value	785,819	316,087
Distributions from other invested assets	3,061,938	3,555,941
Cost of fixed maturities acquired - available for sale, at market value	(3,358,333)	(3,774,584)
Cost of fixed maturities acquired - available for sale, at fair value	(4,381)	-
Cost of equity securities acquired, at market value	-	(19,196)
Cost of equity securities acquired, at fair value	(820,924)	(351,220)
Cost of other invested assets acquired	(3,244,817)	(3,676,606)
Net change in short-term investments	535	74,000
Net change in unsettled securities transactions	100,647	(219,208)
Net cash provided by (used in) investing activities	(277,174)	(764,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(7,763)	(5,650)
Purchase of treasury shares	(75,304)	-
Dividends paid to shareholders	(159,343)	(153,887)
Cost of shares withheld for taxes on settlements of share-based compensation awards	(15,259)	(12,707)
Net cash provided by (used in) financing activities	(257,669)	(172,244)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(4,092)	(4,006)

Net increase (decrease) in cash	4,694	103,473
Cash, beginning of period	635,067	481,922
Cash, end of period	$639,761	$585,395

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(67,941)	$58,701
Interest paid	17,741	20,098

NON-CASH TRANSACTIONS:
Reclassification of investment balances due to prospective consolidation of private placement liquidity sweep facility effective July 1, 2018

Fixed maturities - available for sale, at market value	$143,656	$-
Short-term investments	243,864	-
Other invested assets	(387,520)	-